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                                                                   EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                   SUBSIDIARY                                  STATE OF
                                                            INCORPORATION

Apex Financial, Inc.                                          Arizona
B&M Distributing, Inc.                                        Arizona
Direct Alliance Corporation                                   Arizona
Express Micro Limited                                         United Kingdom
Insight Canada, Inc.                                          Arizona
Insight Credit Corporation                                    Arizona
Insight Direct (UK) Limited                                   United Kingdom
Insight Direct Canada, Inc.                                   Canada
Insight Direct, Inc.                                          Arizona
Insight Distribution G.P., Inc.                               Arizona
Insight Distribution LLC                                      Arizona
Insight Distribution Network International, Inc.              Arizona
Insight Distribution Network, Inc.                            Arizona
Insight International, Inc.                                   Arizona
Insight.com Bowl, Inc.                                        Arizona
ITA, Inc.                                                     Arizona
JDC, Inc.                                                     Arizona
Plusnet Technologies Limited                                  United Kingdom
Refurb Services, Inc.                                         Arizona
TC Computers, Inc.                                            Arizona
Technology Direct, Inc.                                       Arizona
TN, Inc.                                                      Arizona